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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated November 5, 1999, except for Note 12 which is as of January 12, 2000, relating to the consolidated financial statements of Extensity, Inc., which appears in such prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/  PricewaterhouseCoopers LLP
San Jose, California

January 13, 2000